                                                                    EXHIBIT 23.5

                         CONSENT OF HOVDE FINANCIAL LLC

      We hereby consent to the use of our name and to the description of our opinion letter, dated March 19, 2004, under the captions "Opinion of Madison BancShares' Financial Advisor" and "Opinion of Hovde Financial LLC" in the Registration Statement on Form S-4 of the Whitney Holding Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange and Commission promulgated thereunder.

                                                   /s/ Hovde Financial LLC
                                                   ----------------------------
                                                   HOVDE FINANCIAL LLC

Washington, D.C.
June 16, 2004